Exhibit O

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement together with all schedules and exhibits, (this “Agreement”) is dated as of February 28, 2006, among San Holdings, Inc., a Colorado corporation (the “Company”), and each Purchaser identified on the signature pages hereto (each a “Purchaser” and collectively the “Purchasers”), each a “party” and collectively the “parties.”

WITNESSETH:

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company in the aggregate, up to 236.8 Units, each Unit consisting of (i) one share of Preferred Stock of the Company initially convertible into 333,333 shares of Common Stock, with such Preferred Stock having the terms and conditions as described in the Certificate of Designations, and (ii) a $0.30 Warrant and a $0.50 Warrant, each of such Warrants initially exercisable into 166,667 shares of Common Stock, with such Warrants having the terms and conditions described in Exhibit D and Exhibit E;

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company may sell additional Units to Purchasers and or other Persons (as defined herein) after the initial Closing (as defined herein) pursuant to the terms set forth herein;

WHEREAS, Sun Solunet, LLC (“Sun Solunet”), the majority shareholder of the Company, expects to purchase a total of 176.5 Units from the Company for $8,000,000; and

WHEREAS, the number of Units to be purchased by Sun Solunet is equal to quotient obtained by dividing (i) 8,000,000 by (ii) the Per Unit Purchase Price applicable to Sun Solunet. The Per Unit Purchase Price applicable to Sun Solunet equals the quotient obtained by dividing (a) the aggregate Subscription Amount from all Purchasers (other than Sun Solunet) less the aggregate fees payable to Monarch Capital Group LLC by (b) number of Units to be purchased by all Purchasers (other than Sun Solunet).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

ARTICLE I
DEFINITIONS

1.1.          Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designations” means the Certificate of Designations, Preferences and other rights and qualifications of the Series A Preferred Stock substantially in the form of Exhibit A hereto.

“Closing” means the closing of the purchase and sale of the Units pursuant to Section 2.1. Subject to the satisfaction of the all of the conditions precedent set forth in the definition of Closing Date on the first Closing, there may be subsequent Closings for the sale of additional Units pursuant to this Agreement or on the same terms and conditions as set forth in this Agreement.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to the Purchasers’ obligations to pay the Subscription Amount and the Company’s obligation to issue the Warrants and the Preferred Shares have been satisfied or waived.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, no par value per share, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Credit Support Termination Agreement” means the termination to the letter agreement, dated as of March 31, 2003, by and between Sun Capital Partners II, LP, a Delaware limited partnership (the “Fund”), and the Company, as amended on November 23, 2005, acknowledged and agreed to by Sun Solunet, substantially in the form of Exhibit G attached hereto.

“Disclosure Schedules” means the Disclosure Schedules attached hereto.

“Effective Date” means the date that the Registration Statement is first declared effective by the Commission.

“Escrow Agent” means Wells Fargo Bank, National Association.

“Escrow Agreement” shall mean the Escrow Agreement substantially in the form of Exhibit B hereto, as the same may be amended or supplemented from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(l).

“Per Unit Purchase Price” equals $50,000 for all Purchasers other than Sun Solunet and for Sun Solunet equals the lesser amount set forth in the third “WHEREAS” clause of this Agreement.

“Person” means any legal person, including without limitation, an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Shares” means the Series A Preferred Stock issuable pursuant to this Agreement.

“Preferred Stock” mean the Series A Preferred Stock of the Company no par value per share. Each share of Preferred Stock is convertible into 333,333 shares of Common Stock.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and each Purchaser, substantially in the form of Exhibit C hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Preferred Shares, the Shares and the Warrants.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock issuable to each Purchaser pursuant to the exercise of the Warrants or the conversion of the Preferred Stock.

“Sun Solunet” means Sun Solunet, LLC, the majority shareholder of the Company as of the date of this Agreement.

“Subscription Amount” means, as to each Purchaser, the amounts set forth below such Purchaser’s signature block on the signature page hereto, payable (i) with respect to Purchasers other than Sun Solunet, in United States dollars and in immediately available funds and (ii) with respect to Sun Solunet, in the form of the exchange of debt owed to Sun Solunet in form and substance acceptable to the Company.

“Subsidiary” shall mean the subsidiaries of the Company disclosed in the SEC Reports.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or the OTC Bulletin Board.

“Transaction Documents” means this Agreement, the Certificate of Designations, the Escrow Agreement, the Warrants and the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Units” means the Units being offered pursuant to this Agreement, each Unit consisting of one share of Preferred Stock, one $0.30 Warrant and one $0.50 Warrant.

“$0.30 Warrants” means the Common Stock Purchase Warrants, substantially in the form of Exhibit D, issuable to the Purchasers at the Closing, which warrants shall have an exercise price equal to $0.30 per share and be exercisable for a period of five years. Each $0.30 Warrant is initially exercisable into 166,667 shares of Common Stock.

“$0.50 Warrants” means the Common Stock Purchase Warrants, substantially in the form of Exhibit E, issuable to the Purchasers at the Closing, which warrants shall have an exercise price equal to $0.50 per share and be exercisable for a period of five years. Each $0.50 Warrant is initially exercisable into 166,667 shares of Common Stock.

“Warrants” means the $0.30 Warrants and $0.50 Warrants, collectively.

ARTICLE II
PURCHASE AND SALE

2.1.          Closing. At the Closing, each Purchaser shall purchase from the Company, severally and not jointly with the other Purchasers, and the Company shall issue and sell to each Purchaser, a number of Units equal to such Purchaser’s Subscription Amount divided by the Per Unit Purchase Price. Sun Solunet, employees and executive officers of the Company that are Purchasers shall be permitted to invest in less than full Unit increments, and notwithstanding anything to the contrary set forth herein, any such Purchasers shall be excluded from the representations and warranties to the Company set forth in Section 3.2(i) of this Agreement and the covenants to the Company set forth in Section 4.5 of this Agreement. Upon satisfaction of the conditions set forth in Section 2.2, the Closing shall occur at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022, or such other location as the parties shall mutually agree.

2.2.          Closing Conditions; Deliveries.

(a)           At the Closing the Company shall deliver or cause to be delivered to each Purchaser or in lieu thereof the Placement Agent the following:

(i)            this Agreement duly executed by the Company;

(ii)           a certificate evidencing a number of Preferred Shares equal to such Purchaser’s Subscription Amount divided by the Per Unit Purchase Price, registered in the name of such Purchaser;

(iii)          a copy of a $0.30 Warrant, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the initial right to acquire up to the number of shares of Common Stock equal to 50% of the Shares to be issued to such Purchaser at the Closing assuming the conversion of all Preferred Stock into Common Stock of all of the Preferred Stock acquired by the Purchaser;

(iv)          a copy of a $0.50 Warrant, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the initial right to acquire up to the number of shares of Common Stock equal to 50% of the Shares to be issued to such Purchaser at the Closing assuming the conversion of all Preferred Stock into Common Stock of all of the Preferred Stock acquired by the Purchaser;

(v)           the Registration Rights Agreement duly executed by the Company;

(vi)          Lock-up agreements, substantially in the form of Exhibit F hereto executed by officers and inside directors of the Company that are employees of the Company; and

(vii)         a Certificate of the President and the Secretary of the Company that the Certificate of Designations has been adopted and filed.

(b)           At the Closing each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)            this Agreement duly executed by such Purchaser;

(ii)           with respect to the Purchasers other than Sun Solunet, such Purchaser’s Subscription Amount by wire transfer to the account of the Escrow Agent (such account as provided to the Purchasers in writing by or on behalf of the Escrow Agent) prior to the Closing Date; and

(iii)          with respect to Sun Solunet, their Subscription Amount in the form of exchange of debt owed by the Company to Sun Solunet in form and substance reasonably acceptable to the Company on or prior to the Closing Date; and

(iv)          the Registration Rights Agreement duly executed by such Purchaser.

(c)           All representations and warranties of the other parties contained herein shall remain true and correct as of the Closing Date.

(d)           As of the Closing Date, there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

(e)           From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Units at the Closing.

(f)            After giving effect to (i) the payment by Sun Solunet of its Subscription Amount for the Units purchased hereby in the form of exchange of debt owed by the Company to Sun Solunet and (ii) the payment by the Company of some of the outstanding indebtedness owed to Sun Solunet (separate from the cancellation of debt described in (i)), the total remaining indebtedness of the Company to Sun Solunet shall be less than or equal to $5,000,000.

(g)           The Credit Support Termination Agreement shall be duly executed by the parties thereto and shall include an agreement of the parties thereto to amend the Sun Loan to decrease the Company’s borrowing availability from $14,000,000 to $5,000,000, to revise the Sun Loan from a revolving loan to a term loan and to extend the maturity date thereof to a date that is three years from the date of the Credit Support Termination Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1.          Representations and Warranties of the Company. Except as disclosed in the SEC Reports or as set forth under the corresponding section of the Disclosure Schedules delivered concurrently herewith, the Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to each Purchaser:

(a)           Subsidiaries. Except as disclosed in the SEC Reports, the Company has no direct or indirect subsidiaries. Except as disclosed in the SEC Reports, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. If the Company has no subsidiaries, then references in the Transaction Documents to the Subsidiaries will be disregarded.

(b)           Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c)           Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required by the Company in connection therewith other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof assuming such Transaction Documents are duly authorized, executed and delivered by the Purchasers as applicable, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)           No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict in any material respect with or violate any provision of the Company’s articles of incorporation, bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, or (iv) conflict with or violate the terms of any agreement by which the Company or any Subsidiary is bound or to which any property or asset of the Company or any Subsidiary is bound or affected; except in the case of each of clauses (ii), (iii) and (iv), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing of any reports with the Commission, as mandated by the Exchange Act or the Securities Act, (ii) the filing with the Commission of the Registration Statement, (iii) application(s) to each applicable Trading Market for the listing of the Shares for trading thereon in the time and manner required thereby, and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, with each of the items listed in clauses (i)-(iv) inclusive being deemed a “Required Approval”).

(f)            Issuance of the Securities. The Preferred Shares and Warrants are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than as set forth in the Transaction Documents. The Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.

(g)           Capitalization. The capitalization of the Company is as described in the Company’s SEC Reports filed with the Commission. The Company has not issued any capital stock since September 30, 2005 other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan and pursuant to the conversion or exercise of outstanding Common Stock Equivalents. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, other than as set forth in the SEC Reports. The issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except with respect to the approvals and authorizations required to increase the Company’s authorized capital to permit issuance of the Shares, no further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Preferred Shares or the grant of the Warrants or the issuance of the Shares upon conversion of the Preferred Stock. With respect to the Shares issuable upon the exercise of the Warrants, the Company shall increase its authorized capital in amount sufficient to provide for the exercise of all outstanding Warrants of the Company. Except as disclosed in the SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)           SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports, as the same may have been amended, complied in all material respects at the time of filing with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports except to the extent amended, updated or superseded by any subsequent filed report, when furnished or filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect. The financial statements of the Company included in the SEC Reports, except to the extent amended, updated or superseded by any subsequent filed report, whether furnished or filed, at the time of filing complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except to the extent amended, updated or superseded by and subsequent filed report, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof, except to the extent amended, updated or superseded by and subsequent filed report, and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)            Material Changes. Since the date of the filing of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property, with or without consideration, to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. Except as disclosed in the SEC Reports, the Company does not have pending before the Commission any request for confidential treatment of information.

(j)            Litigation. Except as disclosed in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor to the Company’s knowledge, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, with respect to the Company, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)           Compliance. Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived) where the effect of such default or violation could be reasonably expected to be a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect.

(l)            Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(m)          Sarbanes-Oxley. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.

(n)           Certain Fees. Except for fees payable to Monarch Capital Group LLC, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(o)           Private Placement. Assuming the accuracy of each of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(p)           Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

(q)           Disclosure. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(r)            General Solicitation. Neither the Company nor, to the Company’s knowledge, any person acting on behalf of the Company has offered or sold any of the Units by any form of general solicitation or general advertising. To the Company’s knowledge, based upon representations by such Purchasers or other investors, the Company has offered the Units for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

3.2.          Representations and Warranties of the Purchasers. The Purchasers acknowledge that the offering of Securities to the Purchasers is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D promulgated thereunder, which is in part dependent upon the truth, completeness and accuracy of the representations made by the Purchasers in this Agreement. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)           No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Purchaser’s charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Purchaser is a party, or conflict with, breach or violate any Law applicable to the Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on such Purchaser). The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of such Purchaser’s obligations under this Agreement or to purchase the securities from the Company in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(b)           Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or partnership action on the part of such Purchaser. Each Transaction Document to which it is party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)           Purchaser’s Intent. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account (this representation and warranty not limiting such Purchaser’s right to sell the Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws and in accordance with the Transaction Documents). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(d)           Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof and as of the Closing Date it is an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act. Such Purchaser understands that such Purchaser’s investment in the Securities being purchased from the Company involve a high degree of risk. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities being purchased by such Purchaser from the Company. Such Purchaser warrants that such Purchaser is able to bear the complete loss of such Purchaser’s investment in the securities being purchased from the Company.

(e)           Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f)            Full Access. Such Purchaser has been given full access to such records of the Company and the Subsidiaries and to the officers and directors of the Company (including the opportunity to ask questions of and receive answers from such Persons) and the Subsidiaries as it has deemed necessary or appropriate.

(g)           General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(h)           Compliance with Patriot Act. The funds utilized by such Purchaser for the purchase of the Securities do not violate any provisions of the USA Patriot Act of 2001.

(i)            Beneficial Ownership. The Purchaser (other than Sun Solunet) and its affiliates do not beneficially own more than 4.9% of the Common Stock as of the date hereof. The Purchaser (other than Sun Solunet) shall not exercise the Warrants or convert the Preferred

Shares to the extent that such exercise or conversion would result in beneficial ownership by the Purchaser and its affiliates of more than 4.9% of the then outstanding number of shares of Common Stock on such date. For the purposes of this subsection, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act, and Regulation 13d-3 promulgated thereunder. Notwithstanding the foregoing, such Purchaser, to the extent such purchase of the Securities causes such Purchaser’s beneficial ownership to exceed 4.9% of the outstanding shares of the Company, will qualify for filing on a Schedule 13D under the Exchange Act.

(j)            Blue Sky Compliance. Such Purchaser shall agree to comply with any state blue sky limitations on the resale of the Securities, if any.

(k)           Certain Fees. Except for fees payable to Monarch Capital Group LLC, no brokerage or finder’s fees or commissions are or will be payable by the Purchasers to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(l)            Investment Decision. The Purchaser is making its own investment decision to invest in the Securities and has not relied on any representation (oral or written other than as set forth in this Agreement).

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1.          Transfer Restrictions. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company, to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(a), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the applicable terms of this Agreement and shall have the rights of a Purchaser under this Agreement, the Certificate of Designations and the Registration Rights Agreement.

(a)           The Purchasers agree to the imprinting, so long as is required by this Section 4.1(a), of a legend on any of the Securities in the following form: THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION

REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

So long as any pledgee, secured party or transferee provides a questionnaire to the Company demonstrating to the Company that such pledgee or transferee is an “accredited investor,” the Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

(b)           Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 4.1(a)), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Shares pursuant to Rule 144, or (iii) if such Shares are eligible for sale under Rule 144(k) and a request for the removal has been provided in writing by the Purchasers to the Company, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission) and a request for the removal has been provided in writing by the Purchasers to the Company. The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Effective Date if required by the Company’s transfer agent to effect the removal of the legend hereunder with respect to the Shares registered thereunder, subject to any state blue sky law limitations. If any Preferred Shares are converted or if all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Shares for which the Preferred Shares are converted or the applicable portion of the Warrant has been exercised, such Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(b), it will, no later than five Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Shares issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The

Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

(c)           Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

4.2.          Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144 to the extent Rule 144 is available for such sale. The Company further covenants that it will take such further reasonable action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3.          Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that (X) would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or (Y) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless such shareholder approval is obtained before the closing of such subsequent transaction.

4.4.          Shareholders Rights Plan. Except as set forth in the Disclosure Schedule, no claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that any Purchaser is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.5.          Non-Public Information. The Purchasers (other than Sun Solunet) have all executed a written agreement with the Company regarding the confidentiality and use of any information provided to the Purchasers (other than Sun Solunet) by the Company that constitutes material non-public information. Except for the power-point presentation made to the Purchasers (other than Sun Solunet) by the Company and any information covered by the aforementioned confidentiality agreement, each Purchaser (other than Sun Solunet) acknowledges and the Company confirms that neither the Company nor, to its knowledge, any other person acting on the Company’s behalf, has provided any of the Purchasers (other than Sun

Solunet) or their agents or counsel with any other information that constitutes material, non-public information.

4.6.          Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities (excluding amounts paid by the Company for legal and administrative fees in connection with the sale of the Securities) hereunder for the paydown or payoff of outstanding debt, including some of the outstanding amounts owed to Sun Solunet, working capital and general corporate purposes.

4.7.          Reimbursement. If any Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Purchaser to or with any current stockholder), solely as a result of such Purchaser’s acquisition of the Securities under this Agreement, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

4.8.          Indemnification of Purchasers. The Company will indemnify and hold the Purchasers and their directors, officers, shareholders, partners, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to: (a) any misrepresentation, breach or inaccuracy of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents; or (b) any cause of action, suit or claim brought or made against such Purchaser Party and arising solely out of or solely resulting from the execution, delivery, performance or enforcement of this Agreement or any of the other Transaction Documents and without causation by any other activity, obligation, condition or liability pertaining to such Purchaser. The Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred; provided, however, that absent an actual conflict of interest with respect to all Purchasers involved in any such matter for which indemnification claim is made hereunder, the Company shall pay only one reasonable counsel fee for the representation of all Purchasers in such matter.

4.9.          Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, 50,000,000 shares of Common Stock for the purpose of enabling the Company to issue Shares. The Company shall increase its authorized capital in an amount sufficient to provide for the conversion of all the Preferred Stock and exercise of all of the outstanding Warrants of the Company. Until such time as the Company has so increased its authorized capital, each Purchaser shall each be entitled to convert the Preferred Stock and exercise the Warrants held by them on a pro rata basis with the other Purchasers, weighted on the basis of the respective Subscription Amounts paid to the Company by each Purchaser.

4.10.        Listing of Common Stock. The Company hereby agrees to use commercially reasonably efforts to maintain the listing or quotation of the Common Stock on the Trading Market, and as soon as reasonably practicable following the Closing (but not later than the earlier of the Effective Date and the first anniversary of the Closing Date) to list all of the Shares on the Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Shares, and will take such other action as is necessary to cause all of the Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and/or quotation and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.11.        Equal Treatment of Purchasers. Following the execution and delivery of this Agreement by the parties hereto, no consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended to treat for the Company the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.12.        No Net Short Position. Each Purchaser agrees, severally and not jointly with any other Purchasers, that they or any Person acting at the request or direction of Purchaser, nor any Affiliate, will not enter into any Short Sales (as hereinafter defined) from the period commencing on the Closing Date and ending on the date that such Purchaser no longer holds any Shares. For purposes of this Section 4.12, a “Short Sale” by any Purchaser shall mean a sale of Common Stock by such Purchaser that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in Common Stock held by such Purchaser. For purposes of determining whether there is an equivalent offsetting long position in Common Stock held by the Purchaser, Shares that have not yet been converted or exercised pursuant to the Certificate of Designations or the Warrants shall be deemed to be held long by the Purchaser, and the amount of shares of Common Stock held in a long position shall be all Shares held by such Purchaser on such date, plus any shares of Common Stock otherwise then held by such Purchaser. Additionally, each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to the Effective Date of the Registration

Statement with the Shares purchased hereunder is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Accordingly, each Purchaser hereby agrees not to use any of the Shares to directly cover any short sales made prior to the Effective Date.

4.13.        Corporate Existence; Conflicting Agreements. The Company will take all steps necessary to preserve and continue the corporate existence of the Company to the extent that failure to so preserve and continue the corporate existence of the Company would restrict or impair the right or ability of the Company or any successor to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company or any successor to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto.

4.14.        Lock-Up Agreement. The Company shall cause the officers and inside directors that are employees of the Company to execute a lock-up agreement hereto restricting such Persons from selling any shares of Common Stock for a one-year period commencing on the date of this Agreement.

ARTICLE V
MISCELLANEOUS

5.1.          Fees and Expenses. Except with respect to the reasonable fees and expenses of Sun Solunet, which shall be paid by the Company, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

5.2.          Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede and void all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3.          Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered (receipt confirmed) via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered (receipt confirmed) via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of deposit with a carrier or service, if sent by U.S. nationally recognized overnight carrier or courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4.          Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof (unless it so provides by its terms), nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5.          Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.6.          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchasers”.

5.7.          No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8.

5.8.          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding, as determined by the court hearing such matter, shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9.          Survival. The representations and warranties herein shall survive the Closing and delivery of the Preferred Shares, the Warrants and the Shares.

5.10.        Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.11.        Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.12.        Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

5.13.        Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14.        Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled independently to protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been or has had the opportunity to be represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SAN HOLDINGS, INC.

By:	/s/ John Jenkins
	Name:	John Jenkins
	Title	CEO

Address for Notice

If to SANZ:

9800 Pyramid Court
Suite 130
Englewood, CO 80112
Attention:  John Jenkins or Robert Ogden

With a copy to:

Kutak Rock LLP
1801 California Street
Suite 3100
Denver, CO  80202
Facsimile No.: (303) 292-7799
Attention: Joshua Kerstein, Esq.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR PURCHASERS FOLLOW]

[FORM OF PURCHASER SIGNATURE PAGES;
EXECUTED SIGNATURE PAGES INTENTIONALLY OMITTED]

[PURCHASER SIGNATURE PAGES SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Entity:

Address for Notice of Investing Entity:

Address for Delivery of Securities for Investing Entity (if not same as above):

Subscription Amount:

Units:

Preferred Shares:

$0.30 Warrants:
$0.50 Warrants:

EIN Number:

Exhibit A

Form of Certificate of Designations of Series A Preferred Stock

[INTENTIONALLY OMITTED]

Exhibit B

Form of Escrow Agreement

[INTENTIONALLY OMITTED]

Exhibit C

Form of Registration Rights Agreement

[INTENTIONALLY OMITTED; See Exhibit R to this filing.]

Exhibit D

Form of $0.30 Warrant

[INTENTIONALLY OMITTED; See Exhibit P to this filing.]

Exhibit E

Form of $0.50 Warrant

[INTENTIONALLY OMITTED; See Exhibit Q to this filing.]

Exhibit F

Form of Lock-Up Agreements

[INTENTIONALLY OMITTED]

Exhibit G

Form of Credit Support Termination Agreement

[INTENTIONALLY OMITTED; See Exhibit S to this filing.]